Exhibit 23           Consent of Arthur Andersen, LLP, Independent Accountants


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as amended (Registration No. 333-53657) of our report dated January 25, 2001 included in KeySpan Corporation's Form 10-K for the year ended December 31, 2000.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


New York, New York
April 11, 2001